INDEPENDENT AUDITORS' CONSENT
                                                             Exhibit 23(e)


We consent to the incorporation by reference in this Form 8-K/A under the Securities Act of 1934 of Regent Communications, Inc. of our report dated March 13, 1998 relating to the financial statements of Power Surge, Inc. for the year ended December 31, 1997, and of our report dated June 25, 1997 and October 10, 1997 relating to the financial statements of Alta California Broadcasting, Inc. and Subsidiary for the year ended March 31, 1997, contained in Registration Statement No. 333-46435 of Regent Communications, Inc. on Form S-4 under the Securities Act of 1933.



STOCKMAN KAST RYAN & COMPANY, P.C.
Colorado Springs, Colorado

March 30, 1999